                                                                      Exhibit 21

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                       Jurisdiction in which
      Subsidiary or Affiliate                          Incorporated or Organized
      -----------------------                          -------------------------
      Chicago Bridge & Iron Company B.V.               The Netherlands
       Arabian CBI Ltd.                                Saudi Arabia
       Arabian CBI Tank Manufacturing Co. Ltd.         Saudi Arabia
       CBI Construcciones S.A.                         Argentina
       CBI Constructors Pty. Ltd.                      Australia
        CBI Constructors Pty. Ltd. (PNG)               New Guinea
       CBI Constructors S.A. (Pty.) Ltd.               South Africa
       CBI Holdings U.K. Ltd.                          United Kingdom
        CBI Constructors Limited                       United Kingdom
       CBI (Malaysia) Sdn. Bhd.                        Malaysia
       CBI (Philippines) Inc.                          Philippines
       CBI Sino Thai, Ltd.                             Thailand
       CBI Venezolana, S.A.                            Venezuela
       CMP Holdings, B.V.                              The Netherlands
        CB&I (Europe) B.V.                             The Netherlands
       Horton CBI, Limited                             Canada
        Horton Services, Inc.                          Canada
       P.T. CBI Indonesia (1)                          Indonesia

      Chicago Bridge & Iron Company (Antilles) N.V.    Netherland Antilles
       CBI Eastern Anstalt                             Liechtenstein
        Oasis Supply Company Anstalt                   Liechtenstein
       CBI Overseas LLC                                Delaware

      Chicago Bridge & Iron Company                    Delaware
       CB&I Constructors, Inc.                         Texas
       CBI Services, Inc.                              Delaware
       Chicago Bridge & Iron Company                   Illinois
        CBI Company Ltd.                               Delaware
         Constructora CBI Ltd.                         Chile
        CBI Caribe Limited                             Delaware
      Chicago Bridge & Iron Company (Delaware)         Delaware

      Lealand Finance Company B.V.                     The Netherlands

(1) Unconsolidated affiliate

In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.